Exhibit 99.4

         (Text of graph posted to Ashland Inc.'s website concerning Ashland Performance Materials' average sales per shipping day)


              Average Net Sales per Shipping Day ($, Millions)

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        2.619      2.611      2.856      3.159      5.176      5.258
February       2.932      3.295      3.457      3.562      5.593      5.816
March          3.017      3.226      3.512      3.812      5.570      5.200
April          3.145      3.346      3.716      4.341      5.989      6.156
May            2.937      3.360      3.597      4.287      6.183      5.641
June           3.667      3.613      3.808      4.454      5.812      5.845
July           3.260      3.097      3.385      4.274      5.425      5.886
August         2.977      3.269      3.210      4.286      5.293
September      3.335      3.425      3.903      4.260      5.264
October        3.231      3.430      3.786      4.933      5.955
November       3.296      3.696      4.144      5.262      6.030
December       3.051      3.275      3.649      4.652      5.305


                     Durable Goods Manufacturing Index (%)

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January         99.7       93.8       97.1      102.2      110.5      119.1
February        99.0       94.2       96.3      103.9      111.6      119.3
March           99.4       94.6       95.5      104.0      111.1      120.0
April           98.6       95.3       94.5      104.8      110.8      121.4
May             97.6       95.8       95.0      105.6      111.6      121.3
June            96.6       96.8       96.2      105.5      112.5      122.6
July            96.4       96.6       97.2      106.9      112.7      122.5
August          95.2       97.3       97.1      107.6      114.2
September       94.2       97.2       99.2      107.2      114.3
October         92.9       96.7       99.6      108.9      117.5
November        92.9       97.3      101.3      109.1      118.0
December        93.2       96.3      101.6      110.0      118.2